Exhibit 99.1

NEWS RELEASE

Westell Reports Fiscal 2020 First Quarter Results
AURORA, IL, August 7, 2019 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance infrastructure solutions, today announced results for its fiscal 2020 first quarter ended June 30, 2019 (1Q20). Management will host a conference call to discuss financial and business results tomorrow, Thursday, August 8, 2019, at 9:30 AM Eastern Time (details below).
Revenue was $9.0 million and comprised $2.9 million from the In-Building Wireless (IBW) segment, $3.1 million from the Intelligent Site Management (ISM) segment, and $3.0 million from the Communication Network Solutions (CNS) segment.

“In 1Q20, an increase in sequential-quarter IBW revenue was more than offset by lower ISM and CNS revenue. Within IBW, the sequential growth included increased sales of all products lines, including new public safety repeaters, while ISM and CNS were affected by lower sales of remote units and legacy products, respectively. Within CNS, our power distribution product sales were strong again and we continued to generate revenue from our new fiber access product line. In 1Q20, we also brought our expense levels down significantly compared to the prior quarter,” said Stephen John, Westell’s President and CEO. “We are strategically focused on network densification at the edge, a key enabler for future 5G connectivity, with our product development, sales, and marketing activities concentrated on network edge solutions that solve for the increased capacity, intelligence, and deployment simplification needs of our customers.”

	1Q20 3 months ended 6/30/19	4Q19 3 months ended 3/31/19	+ increase / - decrease
Revenue	$9.0M	$9.7M	-$0.7M
Gross Margin	36.1%	37.6%	-1.5%
Operating Expenses (1)	$5.6M	$11.6M	-$6.0M
Net Income (Loss) (1)	($2.2M)	($8.0M)	+$5.8M
Earnings (Loss) Per Share (1)	($0.14)	($0.52)	+$0.38
Non-GAAP Operating Expenses (2)	$5.0M	$5.9M	-$0.9M
Non-GAAP Net Income (Loss) (2)	($1.6M)	($2.1M)	+$0.5M
Non-GAAP Earnings (Loss) Per Share (2)	($0.10)	($0.13)	+$0.03
Ending Cash	$24.1M	$25.5M	-$1.4M
(1) 4Q19 includes a $4.7M non-recurring accounting charge for the impairment of IBW intangible assets.
(2) Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP financial measures.

In-Building Wireless (IBW) Segment
IBW’s revenue increase was driven by higher sales across all product lines - public safety and commercial repeaters, RF system components, and DAS conditioners. IBW’s gross margin increase was driven by higher revenue and a more favorable mix, partly offset by higher excess and obsolete inventory costs.

($ in thousands)	1Q20 3 months ended 6/30/19	4Q19 3 months ended 3/31/19	+ increase / - decrease
IBW Segment Revenue	$2,923	$2,477	+$446
IBW Segment Gross Margin	33.3%	31.4%	+1.9%
IBW Segment R&D Expense	$399	$684	-$285
IBW Segment Profit	$573	$95	+$478
Intelligent Site Management (ISM) Segment
ISM’s revenue decrease was due to lower sales of remote units, primarily to our large domestic service provider customer. ISM’s gross margin increase was driven by a more favorable mix and lower excess and obsolete inventory costs.

($ in thousands)	1Q20 3 months ended 6/30/19	4Q19 3 months ended 3/31/19	+ increase / - decrease
ISM Segment Revenue	$3,095	$3,757	-$662
ISM Segment Gross Margin	51.0%	47.1%	+3.9%
ISM Segment R&D Expense	$701	$693	+$8
ISM Segment Profit	$878	$1,078	-$200
Communication Network Solutions (CNS) Segment
CNS’s revenue decrease was due to lower sales of network connectivity panels and late-lifecycle product lines such as tower mounted amplifiers and T1 network interface units, partly offset by higher sales of power distribution products and integrated cabinets. CNS’s gross margin decrease was due to the lower revenue, a less favorable mix, and higher excess and obsolete inventory costs.

($ in thousands)	1Q20 3 months ended 6/30/19	4Q19 3 months ended 3/31/19	+ increase / - decrease
CNS Segment Revenue	$2,984	$3,471	-$487
CNS Segment Gross Margin	23.3%	31.6%	-8.3%
CNS Segment R&D Expense	$456	$402	+$54
CNS Segment Profit	$239	$694	-$455

Conference Call Information
Management will discuss financial and business results during the quarterly conference call on Thursday, August 8, 2019, at 9:30 AM Eastern Time. Investors may quickly register online in advance of the call at https://www.conferenceplus.com/Westell. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. A participant may also register by telephone on August 8, 2019, by calling (888) 206-4065 no later than 8:15 AM Central Time (9:15 AM Eastern Time) and providing the operator confirmation number 48850130.

This news release and related information that may be discussed on the conference call will be posted on the Investor Relations section of Westell's website: http://ir.westell.com. A digital recording of the entire conference will be available for replay on Westell's website by approximately 12:00 PM Eastern Time following the conclusion of the conference.
About Westell Technologies
Westell is a leading provider of high-performance network infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2019, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Revenue	$9,002	$9,705	$13,037
Cost of revenue	5,756	6,059	7,102
Gross profit	3,246	3,646	5,935
Gross margin	36.1%	37.6%	45.5%
Operating expenses:
Research & Development	1,556	1,779	1,432
Sales and marketing	2,332	2,330	2,137
General and administrative	1,364	2,027	1,534
Intangible amortization	308	783	990
Long-lived assets impairment	—	4,722	—
Total operating expenses	5,560	11,641	6,093
Operating profit (loss)	(2,314)	(7,995)	(158)
Other income, net	164	184	119
Income (loss) before income taxes	(2,150)	(7,811)	(39)
Income tax benefit (expense)	(7)	(28)	—
Net income (loss)	(2,157)	(7,839)	(39)
Income (loss) from discontinued operations (1)	—	(207)	—
Net income (loss)	$(2,157)	$(8,046)	$(39)

Net income (loss) per share:
Basic net income (loss)	$(0.14)	$(0.52)	$—
Diluted net income (loss)	$(0.14)	$(0.52)	$—
Weighted-average number of common shares outstanding:
Basic	15,455	15,342	15,632
Diluted	15,455	15,342	15,632

(1) During the quarter ended March 31, 2019, the Company recorded indemnification expense related to probable loss contingencies associated with a major customer contract related to a business which was previously sold and therefore is presented as discontinued operations. On July 24, 2019, the Company signed a settlement agreement related to this matter. The amount to be paid under the settlement agreement is fully covered by the accrual.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)

	June 30, 2019 (Unaudited)	March 31, 2019
Assets
Cash and cash equivalents	$24,077	$25,457
Accounts receivable, net	5,806	6,865
Inventories	9,943	9,801
Prepaid expenses and other current assets	1,673	1,706
Total current assets	41,499	43,829
Land, property and equipment, net	1,169	1,298
Intangible assets, net	2,970	3,278
Right-of-use assets on operating leases, net	1,111	—
Other non-current assets	484	492
Total assets	$47,233	$48,897
Liabilities and Stockholders’ Equity
Accounts payable	$2,250	$2,313
Accrued expenses	4,046	3,567
Deferred revenue	950	1,217
Total current liabilities	7,246	7,097
Deferred revenue non-current	393	444
Other non-current liabilities	500	176
Total liabilities	8,139	7,717
Total stockholders’ equity	39,094	41,180
Total liabilities and stockholders’ equity	$47,233	$48,897

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three months ended June 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$(2,157)	$(39)
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	451	1,142
Stock-based compensation	244	291
Exchange rate loss (gain)	(3)	10
Changes in assets and liabilities:
Accounts receivable	1,059	(1,705)
Inventory	(142)	(505)
Accounts payable and accrued expenses	740	24
Deferred revenue	(318)	(192)
Prepaid expenses and other current assets	33	(467)
Other assets	(1,103)	—
Net cash provided by (used in) operating activities	(1,196)	(1,441)
Cash flows from investing activities:
Net maturity (purchase) of short-term investments	—	1,433
Purchases of property and equipment, net	(14)	(50)
Net cash provided by (used in) investing activities	(14)	1,383
Cash flows from financing activities:
Purchase of treasury stock	(173)	(405)
Net cash provided by (used in) financing activities	(173)	(405)
Gain (loss) of exchange rate changes on cash	3	(3)
Net increase (decrease) in cash and cash equivalents	(1,380)	(466)
Cash and cash equivalents, beginning of period	25,457	24,963	(1)
Cash and cash equivalents, end of period	$24,077	$24,497	(1)

(1) As of March 31, 2018, and June 30, 2018, the Company has $2.8 million and $1.3 million, respectively, of short-term investments in addition to cash and cash equivalents.

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

Sequential Quarter Comparison

	Three months ended June 30, 2019				Three months ended March 31, 2019
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Total revenue	$2,923	$3,095	$2,984	$9,002	$2,477	$3,757	$3,471	$9,705
Gross profit	972	1,579	695	3,246	779	1,771	1,096	3,646
Gross margin	33.3%	51.0%	23.3%	36.1%	31.4%	47.1%	31.6%	37.6%
R&D expenses	399	701	456	1,556	684	693	402	1,779
Segment profit	$573	$878	$239	$1,690	$95	$1,078	$694	$1,867

Year-over-Year Quarter Comparison

	Three months ended June 30, 2019				Three months ended June 30, 2018
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Total revenue	$2,923	$3,095	$2,984	$9,002	$3,557	$5,744	$3,736	$13,037
Gross profit	972	1,579	695	3,246	1,662	2,948	1,325	5,935
Gross margin	33.3%	51.0%	23.3%	36.1%	46.7%	51.3%	35.5%	45.5%
R&D expenses	399	701	456	1,556	522	569	341	1,432
Segment profit	$573	$878	$239	$1,690	$1,140	$2,379	$984	$4,503

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2019	2019	2018
GAAP consolidated operating expenses	$5,560	$11,641	$6,093
Adjustments:
Stock-based compensation (1)	(234)	(270)	(279)
Intangible assets impairment (2)	—	(4,722)	—
Amortization of intangibles (3)	(308)	(783)	(990)
Total adjustments	(542)	(5,775)	(1,269)
Non-GAAP consolidated operating expenses	$5,018	$5,866	$4,824

	Three months ended
	June 30,	March 31,	June 30,
	2019	2019	2018
GAAP consolidated net income (loss)	$(2,157)	$(8,046)	$(39)
Less:
Income tax benefit (expense)	(7)	(28)	—
Other income, net	164	184	119
Discontinued operations (4)	—	(207)	—
GAAP consolidated operating profit (loss)	$(2,314)	$(7,995)	$(158)
Adjustments:
Stock-based compensation (1)	244	282	291
Intangible assets impairment (2)	—	4,722	—
Amortization of intangibles (3)	308	783	990
Total adjustments	552	5,787	1,281
Non-GAAP consolidated operating profit (loss)	$(1,762)	$(2,208)	$1,123
Depreciation	143	151	152
Non-GAAP consolidated Adjusted EBITDA (5)	$(1,619)	$(2,057)	$1,275

	Three months ended
	June 30,	March 31,	June 30,
	2019	2019	2018
GAAP consolidated net income (loss)	$(2,157)	$(8,046)	$(39)
Adjustments:
Stock-based compensation (1)	244	282	291
Intangible assets impairment (2)	—	4,722	—
Amortization of intangibles (3)	308	783	990
Discontinued operations (4)	—	207	—
Total adjustments	552	5,994	1,281
Non-GAAP consolidated net income (loss)	$(1,605)	$(2,052)	$1,242
GAAP consolidated net income (loss) per common share:
Diluted	$(0.14)	$(0.52)	$—
Non-GAAP consolidated net income (loss) per common share:
Diluted	$(0.10)	$(0.13)	$0.08
Average number of common shares outstanding:
Diluted	15,455	15,342	15,748
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that the non-GAAP financial information provides meaningful supplemental information to investors. Management also believes the non-GAAP financial information reflects the Company's core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.
Footnotes:

(1) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.
(2) 4Q19 Non-recurring impairment related to intangible assets associated with the IBW reporting unit.
(3) Amortization of intangibles is a non-cash expense arising from previously acquired intangible assets.
(4) The Company recorded indemnification expense related to probable loss contingencies associated with a major customer contract related to a business which was previously sold and therefore is presented as discontinued operations. On July 24, 2019, the Company signed a settlement agreement related to this matter. The amount to be paid under the settlement agreement is fully covered by the accrual.
(5) EBITDA is a non-GAAP measure that represents Earnings Before Interest, Taxes, Depreciation, and Amortization. The Company presents Adjusted EBITDA.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375 4740 tminichiello@westell.com